Exhibit 10.5

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of the 27th day of May, 2009 by, between and among America West Resources, Inc., a Nevada corporation (the “Company”), and each of Denly Utah Coal, LLC, a Texas limited liability company (“Denly”), John Thomas Bridge and Opportunity Fund, L.P., a Delaware limited partnership (“JTBOF”), Thomas Murch, an individual (“Murch”), James J. Moore, an individual (“Moore”) and John A. Meeks, an individual (“Meeks”) (Denly, JTBOF, Murch, Moore and Meeks, together with any subsequent holders of any of the Investors’ Common Stock, are sometimes referred to in this Agreement, collectively, as the “Investors”).

ARTICLE I.
RECITALS

1.01

Company.  The Company was initially incorporated on July 13, 1990 and as of the date of this Agreement has only one class of its capital stock issued and outstanding, that being its $.0001 par value common stock (the “Common Stock”).  The Company is engaged in the coal mining business in Utah.

1.02

Consideration.  Each of the Parties acknowledges that each has given and received good, valuable and present consideration to support each of the obligations of the Parties under this Agreement.

ARTICLE II.
TRANSACTION TO BE EFFECTED PURSUANT TO THIS AGREEMENT

2.01

Issuance and Sale of Common Stock for Cash.  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, Forty One Million Eight Hundred Thousand (41,800,000) shares of Common Stock (the “Investors’ Common Stock”) for an aggregate purchase price of One Hundred Fifty Thousand Dollars ($150,000) and being a price of approximately $.0035885 per share.  The Investors shall purchase the Investors’ Common Stock from the Company in the following amounts among them:

Investors

Shares

Price

Denly

20,900,000 shares

$  75,000

JTBOF

14,630,000 shares

$  52,500

Murch

  2,508,000 shares

$    9,000

Moore

  2,090,000 shares

$    7,500

Meeks

  1,672,000 shares

$    6,000

41,800,000 shares

$150,000

2.02

Determination of Purchase Price for the Investors’ Common Stock.  The Company and the Investors acknowledge that the purchase price for the Investors’ Common stock under this Agreement is fair and reasonable and has been determined by negotiation, with each of the Parties considering, among other factors, the following:

(a)

the fact that the Company’s principal operating subsidiary recently emerged from bankruptcy, and continues to experience operating losses; and

(b)

the fact that the Company has experienced operating losses in 2006, 2007 and 2008 (including an operating loss of $6,579,895 in 2008); and

(c)

the fact that the Company has a substantial negative net worth; and

(d)

the fact that the Company's auditors have indicated in their report relating to the Company’s December 31, 2008 financial statements that there is “substantial doubt about the Company’s ability to continue as a going concern”; and

(e)

the fact that in 2008 a substantial number of unregistered shares of Common Stock were issued by the Company at a price of $.02 per share or less; and

(f)

the fact that the current global credit crisis has made the continued financing of the operations of the Company and its Subsidiaries very difficult; and

(g)

the fact that the mining equipment currently available to the Company is not adequate to produce coal in quantities necessary for the Company to be profitable; and

(h)

the fact that the market for the stock of the Company will not absorb a substantial volume of sales of the Company’s Common Stock at almost any price.

2.03

Registration Rights Agreement.  When issued, the Investors’ Common Stock shall have the benefit of that certain Registration Rights Agreement to be executed by the Company in the form attached as Exhibit A to this Agreement (the “Registration Rights Agreement”).

2.04

Cancellation of 1,800,000 Shares of Common Stock Previously Issued to JTBOF.  JTBOF and the Company agree that the 1,800,000 shares (the “April Shares”) of Common Stock issued to JTBOF in April of 2009 in connection with a loan made by JTBOF to the Company that will be repaid in full at the Closing will be cancelled, and JTBOF agrees to return the certificates evidencing all of the April Shares to the Company for cancellation prior to the expiration of ten (10) days after the Closing.

ARTICLE III.
CLOSINGS

3.01

Date and Place of Closing.  The closing (the “Closing”) hereunder with respect to the issuance and sale of the shares of Common Stock and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article VII, take place at the offices of Graves, Dougherty, Hearon & Moody, P.C., 401 Congress Avenue, Suite 2200, Austin, Texas 78701 on the date (the “Closing Date”) the conditions to such Closing set forth in Article VII are fully satisfied.

3.02

Deliveries at Closing.

(a)

At, or prior to, the Closing, the Company shall:

(i)

deliver to the Investors a copy certified by the Secretary of State of the State of Nevada of the Articles of Incorporation of the Company and all amendments thereto;

(ii)

deliver to the Investors a Secretary’s Certificate executed by the Secretary of the Company certifying to the incumbency of the Chief Executive Officer of the Company, and certifying to and attaching (A) the Bylaws of the Company and all amendments thereto, (B) the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement;

(iii)

deliver to the Investors the opinion of the Company’s counsel, in the form acceptable to the Investors;

(iv)

deliver to the Investors certificate evidencing the Investors’ Common Stock in customary form and containing only the restrictive legend described in Section 5.03 below; and

(v)

execute and deliver to the Investors the Registration Rights Agreement.

(b)

At the Closing, the Investors shall:

(i)

deliver to the Company the purchase price for the Investors’ Common Stock; and

(ii)

execute and deliver to the Company the Registration Rights Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.01

Representations and Warranties of the Company.  The Company represents and warrants to the Investors as set forth in this Article IV.

4.02

Organization and Standing of the Company; Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to carry on its business as now conducted and as proposed to be conducted, and the Company has the corporate power to enter into and perform this Agreement and to issue and sell the Investors’ Common Stock as herein provided.  The Company is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.  The Company is not in default in the performance, observance or fulfillment of any provisions of its Articles of Incorporation or bylaws.

4.03

Capitalization of the Company.  Immediately prior to execution of this Agreement and the Closing:

(a)

the authorized capital stock of the Company consists entirely of Three Hundred Million (300,000,000) shares of Common Stock, and Two Million Five Hundred Thousand (2,500,000) shares of $.0001 par value Preferred Stock (“Preferred Stock”);

(b)

166,650,957 shares of Common Stock are issued and outstanding, no (0) shares of Preferred Stock are issued or outstanding, and the Company has outstanding warrants, options and a right pursuant to an employment agreement to purchase and issue Common Stock in the aggregate amount of 35,357,183 shares;

(c)

the Company has no issued or outstanding capital stock or obligations to issue capital stock except as set forth in subsection (b) above.

4.04

Duly Issued.  Upon issuance and delivery to each of the Investors of the Investors’ Common Stock against payment of the purchase price therefore pursuant to this Agreement and the Escrow Agreement, such shares will be validly issued, fully paid and non-assessable shares of Common Stock, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

4.05

Authorization.  The Company has the requisite corporate power and authority to enter into this Agreement and each of the Transaction Documents required to be entered into by the Company pursuant to the terms and conditions hereof and thereof, respectively, and to perform its obligations hereunder and thereunder.  This Agreement, the issuance, sale and delivery of the shares of Investors’ Common Stock have, and each of the Transaction Documents, when executed and delivered by the Company, will have been duly authorized, executed and delivered by and on behalf of the Company and will constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

4.06

SEC Filings; Financial Statements.  The Company has provided to the Investors copies of or internet access to its Form 10K SB/A filed with the Commission on April 15, 2009 for the period ended December 31, 2008, the Form 10Q filed with the Commission on May 20, 2009 for the period ended March 31, 2009, and all Form 8-K’s filed with the SEC since January 1, 2009 (collectively, the “SEC Filings”).  The SEC Filings are accurate and complete in all material respects and contain all information required to be set forth in the same.  The financials statements included in the SEC Filings (collectively, the “Financial Statements”) present fairly, in accordance with GAAP, the financial position and the results of operation and cash flow of the Company as of the dates and for the periods indicated therein (with any of such Financial Statements that are unaudited subject to normal audit adjustments).

4.07

No Conflict.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party will not violate the Articles of Incorporation or Bylaws of the Company and will not violate any provision of law, or order of any court or governmental agency affecting the Company in any respect, and will not conflict with, result in a breach of the provisions of, constitute a default under any material agreement binding on the Company, or result in the imposition of any lien, charge, or encumbrance upon any assets of the Company that could have a Material Adverse Effect.  No approval or consent from any third party not already obtained is required in connection with the execution of or performance under this Agreement or the Transaction Documents.

4.08

No Material Adverse Changes.  Since January 1, 2009, there have been no Material Adverse Changes other than as set forth in any of the SEC Filings.

4.09

Governmental Authorization: Third Party Consents.  No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement or the Transaction Documents to which any such Person is a party or the transactions contemplated thereby.

4.10

Representations and Warranties in Other Agreements.  The representations and warranties made by the Company in the other Transaction Documents, and in any other certificates delivered pursuant hereto or thereto, are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

4.11

Disclosure.  This Agreement, the SEC Filings, the Financial Statements and the documents and certificates furnished to the Investors by the Company on or prior to the Closing do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.  There is no fact known to the Company which the Company has not disclosed to the Investors in writing, which has had or would reasonably be expected to have a Material Adverse Effect.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF INVESTORS

5.01

Representations and Warranties of the Investors.  Each of the Investors severally (but not jointly) represents and warrants to the Company as set forth in this Article V.

5.02

Authorization; Authority.  This Agreement and each of the Transaction Documents has been duly authorized and executed by such Investor (to the extent such Investor is a party to the same) and constitutes a valid agreement binding upon the Investor, enforceable in accordance with its terms (except to the extent that such enforceability may be limited by bankruptcy or similar laws affecting creditors’ rights generally or by general equitable principles).  Such Investor has the full legal right, power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party and to perform such Investor’s obligations hereunder and thereunder upon the terms and conditions herein and therein set forth.

5.03

Securities Not Registered.  Such Investor is acquiring the shares of Common Stock being purchased by such Investor hereunder for such Investor’s own account and not with a view to or for sale in connection with the distribution thereof in violation of applicable securities laws.  Such Investor has been advised that the shares of the Common Stock to be issued and sold hereunder have not been registered under the Securities Act, or applicable state securities laws and that they must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or any exemption from such registration is available.  Such Investor acknowledges and agrees that the certificates representing the shares of the Investors’ Common Stock will bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH OFFER FOR SALE OR SALE, COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Investor further acknowledges and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such securities and/or make appropriate notations to such effect in its own transfer records.

5.04

Investment Experience, Etc.  The Investor represents that such Investor (i) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the purchase of the Investors’ Common Stock, (ii) has a net worth significantly in excess of the amount of the purchase price for the Investors’ Common Stock and is able to bear the economic risk of a complete loss on the purchase of the Investors’ Common Stock, and (iii) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

5.05

Finder’s Fees.  The Investors have not incurred any liability for commissions or other fees to any finder, broker or agent in connection with the transactions contemplated by this Agreement.

5.06

Receipt of Information.  Each Investor has received all the information it has requested from the Company and has received all the information that it considers necessary or appropriate for deciding whether to consummate the transactions described herein and to accept the Investors’ Common Stock, including but not limited to the SEC Filings and the Financial Statements.  Each Investor has had an opportunity to ask questions of and to receive answers from the Company and regarding the terms and conditions of the sale of the Investors’ Common Stocks.

ARTICLE VI.
COVENANTS OF THE COMPANY

Subject to earlier expiration with respect to Section 6.10 as set forth herein, until the date Investors shall own less than ten percent (10.0%) of the Investors’ Common Stock, the Company and each Subsidiary of the Company shall:

6.01

Maintenance of Corporate Existence, etc.  Maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it of any subsidiary and deemed by the Company to be necessary to the conduct of their business.

6.02

Prompt Payment of Taxes, etc.  Promptly pay and discharge, or cause to be paid and discharge, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company’s Board of Directors, all other indebtedness incident to operations of the Company.

6.03

Accounts and Records.  Keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

6.04

Compliance with Requirements of Government Authorities.  Duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

6.05

Visits and Inspections.  Permit representatives of each Investor, from time to time, as often as may be reasonably requested, but only during normal business hours and upon reasonable prior notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company).

6.06

Conduct of Business.  Engage only in business consisting primarily of business conducted on the Closing Date and other businesses reasonably related thereto.

6.07

Use of Proceeds.  Use the proceeds of the sale of the Investors’ Common Stock only for the purposes provided for in the Escrow Agreement and the other Transaction Documents.

6.08

Compliance with Agreements.  Perform and observe all of its material obligations to the Investors, set forth in this Agreement and the other Transaction Documents to which it is a party and the Articles of Incorporation, Bylaws or other organizational and governing documents of the Company.

6.09

Compliance with Transaction Documents.  Comply in all material respects with each term, condition and provision of the Articles of Incorporation, Bylaws and all other Transaction Documents to which the Company and any of the Investors is a party.

6.10

Issuance of Preferred Stock.  The Company shall not issue any Preferred Stock without the prior written consent of the holders of a majority of the shares of Investors’ Common Stock (provided that this Section 6.10 shall expire one (1) year from the date of this Agreement).

ARTICLE VII.
CONDITION TO INVESTORS’ OBLIGATION TO CLOSE

7.01

Conditions.  The obligation of Investors to close the purchase of the Investors’ Common Stock and to effect the Closing shall be expressly subject to, and conditioned upon, satisfaction of the following conditions:

(a)

all of the warranties and representations of the Company being true, correct, complete and accurate; and

(b)

full and timely performance by the Company of all of its obligations and covenants under this Agreement and each of the Transaction Documents.

7.02

Termination.  Investors may terminate this Agreement by written notice to the Company in the event of any one of the following:

(a)

the failure of any of the warranties or representations of the Company set forth in this Agreement or any of the Transaction Documents to be true, correct, complete and accurate; or

(b)

the failure of the Company to fully and timely perform any of its obligations under this Agreement or any of the other Transaction Documents; or

(c)

each of the conditions set forth at Section 7.01 above has not been fully satisfied or waived on or before May 31, 2009.

ARTICLE VIII.
INDEMNIFICATION

8.01

Indemnification.  In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each Investor and their Affiliates and their officers, directors, agents, employees, subsidiaries, partners and controlling Persons (each, an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all out-of-pocket losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, “Liabilities”) resulting from or arising out of (a) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement or any of the other Transaction Documents or (b) any investigation or proceeding against the Company or any Indemnified Party and arising out of or in connection with this Agreement or any of the Transaction Documents, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Indemnified Party because of this Agreement, any other Transaction Document or such other documents and the transactions contemplated hereby or thereby, provided, that the Company shall not be liable under this Section 8.01 to an Indemnified Party for any liabilities resulting primarily from any actions that involved the gross negligence or willful misconduct of such Indemnified Party; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities for which it would otherwise be liable hereunder which shall be permissible under applicable laws.  In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such Liabilities (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, that if an Indemnified Party is reimbursed hereunder for any Liabilities, such reimbursement of Liabilities shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.  The obligations of the Company under this paragraph will survive any transfer of the Investors’ Common Stock.  In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Company will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party’s Liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Company and such Indemnified Party in connection with the matters as to which such Liabilities relate and other equitable considerations.

8.02

Notification.  Each Indemnified Party under this Article VIII will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article VIII, notify the Company in writing of the commencement thereof.  The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party under this Article VIII unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses or the Company is otherwise irrevocably prejudiced in defending such proceeding.  In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to the Company; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company’s expense and to control its own defense of such action, claim or proceeding if, (a) the Company has failed to assume the defense and employ counsel as provided herein, (b) the Company has agreed in writing to pay such fees and expenses of separate counsel or (c) in the reasonable opinion of counsel to such Indemnified Party, a conflict or likely conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable, provided, however, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel).  The Company agrees that it will not, without the prior written consent of an Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.  The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the prior written consent of the Company.  The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

ARTICLE IX.
ANTIDILUTION PROVISIONS

9.01

Additional Shares.  In the event that at any time after the Closing Date and prior to the expiration of one hundred eighty (180) days following the repayment in full of all of the Notes, the Company issues shares of its Common Stock or any preferred stock, warrants, stock options or other agreements or securities convertible, exercisable or exchangeable into Common Stock (each, an “Issuance”), other than in connection with an “Excluded Issuance” (defined below) with respect to which the price per share (the “Issuance Price”) of Common Stock (as determined in accordance with Section 9.03 below and as adjusted for any stock splits, stock dividends, reverse splits or other similar transactions) is less than $.10, the Company shall, contemporaneously with each such Issuance, issue and deliver to each of the holders of the Investors’ Common Stock, at a price equal to $.0001 per share, that number of additional shares of its Common Stock, pro rata amongst such holders as set forth in the following formula:

X=[(A-B)x(C/B)]

Where:

X = the number of additional shares of Common Stock issuable to the holders of the Investors’ Common Stock, to be divided among them on a pro rata basis based upon their respective ownership of Investors’ Common Stock

A = the number of shares of Common Stock that the Investors would have been able to purchase for $4,000,000 of consideration at the Issuance Price

B = the number of shares of the Investors’ Common Stock issued to the Investors under this Agreement at the Closing, plus any additional shares of Common Stock issued to the holders of Investors’ Common Stock in accordance with this Section 9.01

C = the number of shares of Common Stock issued (or deemed issued) in connection with the Issuance

9.02

Excluded Issuance.  For purposes of this Agreement, the term “Excluded Issuance” shall mean and include any of the following:

(a)

Issuance of shares of Common Stock after the Closing Date to contractors and other third parties in consideration for services paid to the Company or any of its Subsidiaries, with the aggregate amount of all such Issuances not to exceed 5,000,000 shares of Common Stock;

(b)

Issuance of shares of Common Stock after the Closing Date in connection with the exercise of any stock options, warrants or other agreements (including any issuance of common stock pursuant to any anti-dilution or adjustment provision in any such agreement) to the extent such option, warrant or other agreement is in effect as of the date of this Agreement;

(c)

Issuance of shares of Common Stock to employees, officers or directors of the Company or any of its Subsidiaries or in connection with the exercise of any stock options issued after the Closing Date to employees, officers and directors of the Company or any of its Subsidiaries, with the aggregate amount of all such Issuances under this Subsection (c) not to exceed 5,000,000 shares of Common Stock;

(d)

Issuance of shares of Common Stock in connection with this Agreement; and

(e)

Issuance of shares of Common Stock issued upon or issuable by reason of a stock dividend or stock split; and

(f)

Any Issuance which each of Denly and JTBOF agree in writing is an Excluded Issuance.

9.03

Determination of Issuance Price Consideration for Stock.  In case any Issuance shall be issued for cash, the Issuance Price shall be equal to the purchase price of the Common Stock by the new purchasers.  In case such Issuance shall be for consideration other than cash, the determination of the Issuance Price shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company based upon the opinion of a qualified and independent appraiser or investment banker.  In case any such Issuance shall be without consideration, the Issuance Price shall be deemed to be $.0001 per share of Common Stock.

9.04

Adjustment.  All of the number of shares and prices per share referenced in this Article IX shall be adjusted to reflect proportionately any stock splits, stock dividends, reverse splits, share exchanges and similar transactions.

9.05

Deemed Issuance of Common Stock.  In the event of any Issuance constituting preferred stock, warrants, stock options or other agreements or securities convertible, exercisable or exchangeable into Common Stock, such Issuance shall be deemed to constitute the Issuance of Common Stock at an Issuance Price equal to the sum of (a) the consideration received by the Company (if any) upon issuance of such preferred stock, warrant, stock option or other agreement and (b) any additional amount payable to the Company upon conversion, exercise or exchange (with the amount of such Issuance Price determined in accordance with Section 9.03 above).

9.06

Company shall Reserve Common Stock in an Amount Sufficient to Cover its Obligations under Section 9.01 and to Maintain Par Value.  The Company covenants and agrees that (a) it shall reserve for future issuances in accordance with Section 9.01, a sufficient number of authorized and unissued shares of Common Stock such that it will be able to honor and perform its obligations under section 9.01, (b) that it shall not issue any additional Common Stock, preferred stock, stock options, warrants or other securities or agreement convertible, exercisable or exchangeable into Common Stock having an Issuance Price resulting in an obligation of the Company to issue an amount of additional Common Stock under Section 9.01 that is in excess of the amount of Common Stock authorized but not yet issued, and (c) that it will not increase the par value of its Common Stock above $.0001 per share.

ARTICLE X.
MISCELLANEOUS

10.01

Governing Law.  This Agreement shall be governed by and construed in all respects by the internal laws of the State of Utah (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah.

10.02

Exculpation Among Investors.  Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, employee, member, agent, partner or affiliate of any such other Investor, in making its investment or decision to invest in the Company or in monitoring such investment.

10.03

Notices, Etc.  Unless otherwise specified within a provision of this Agreement all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is electronically or mechanically generated and kept on file by the sending party); (iii) three Business Days after deposit with the United States Mail when sent by registered or certified mail; or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers (if any) for such communications shall be:

If to the Company:

Dan R. Baker

Chief Executive Officer

America West Resources, Inc.

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

Facsimile:  (801) 521-3301

With a copy to:

Thomas C. Pritchard

Brewer & Pritchard, PC

3 Riverway, Suite 1800

Houston, Texas 77056

Facsimile:  (713) 209-2921

If to Denly:

13809 Research Blvd., Suite 810

Austin, Texas 78750

Attention:  D. Mark von Waaden

Facsimile:  (512) 401-6551

With a copy to:

Clarke Heidrick, Esq.

Graves, Dougherty, Hearon & Moody, P.C.

401 Congress Avenue, Suite 2200

Austin, Texas 78701

Facsimile:  (512) 480-5836

If to JTBOF:

c/o John Thomas Capital Management Group, LLC

3 Riverway, Suite 1800

Houston, Texas 77056

Attention:  George R. Jarkesy, Jr.

Facsimile:  (866) 285-7314

If to Murch:

Thomas Murch

427 Central Avenue North

Eagle Bend, MN 56446-8122

If to Moore:

James J. Moore

423 E Avenida Sierra Madre

Gilbert, AZ 85296-1101

If to Meeks:

John A. Meeks

378 Pulis Ave

Franklin Lks, NJ 07417

Facsimile:  (201) 891-4633

10.04

Amendments and Waivers.

(a)

This Agreement may be terminated, amended or modified, by a written instrument executed by (a) the Company, and (b) the Investors.

(b)

Any obligation of the Company under this Agreement may be waived or excused with the written agreement of both Denly and JTBOF.

10.05

Gender.  Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

10.06

Certain Expenses.  The Company agrees to pay or reimburse the Investors and their successors and assigns for: (a) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (ii) any amendment, modification or waiver of any of the terms of this Agreement or the Transaction Documents; (b) all reasonable costs and expenses of the Investors and their successors and assigns (including, without limitation, reasonable attorney’s fees and expenses) in connection with any default hereunder and any enforcement proceedings resulting therefrom; and (c) transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or the Transaction Documents or any other document referred to herein or therein, and will indemnify and save the Investors harmless, without limitation as to time, from and against any and all liabilities with respect to all such taxes, assessments and charges and agrees to pay the Investors such additional amounts as may be necessary in respect of such taxes, assessments and charges in order that the Investors shall incur no greater cost or expenses than the Investors would have incurred had there been no such taxes, assessment or charges payable in respect of this Agreement, the Transaction Documents or any other document referred to herein or therein.

10.07

Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.08

Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.09

Severability.  If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced.  In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.  Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

10.10

Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

10.11

Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.  All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein.  This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.  Neither the Company nor the Investors shall be bound by any oral agreement or representation, irrespective of when made.

10.12

Survival of Representations, Warranties and Covenants.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Investors, or acceptance of the shares of Common Stock and payment therefore and shall survive until such time as the shares of Common Stock have been sold or redeemed in full in cash.  All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

10.13

Remedies Cumulative.  No failure or delay on the part of the Company or the Investors in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investors at law, in equity or otherwise.

10.14

Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement or any of the Transaction Documents.

10.15

Disputes.  The parties agree that all disputes arising under this Agreement shall be submitted to a court of competent jurisdiction located in Austin, Travis County, Texas.

10.16

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES WAIVES ITS RIGHTS TO TRIAL BY JURY AND AGREES TO SUBMIT ANY LAWSUIT TO TRIAL BEFORE THE COURT AND WITHOUT A JURY.

ARTICLE XI.
DEFINITIONS

11.01

Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, (a) any director, executive officer, general partner, managing member or other manager of such Person, (b) any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and (c) if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family and any Person who is controlled by any such member or trust. The term “control” means (i) the power to vote more than 50% of the securities or other equity interests of a Person having ordinary voting power (on a fully diluted basis), or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Common Stock Purchase Agreement, as amended, modified or supplemented from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the Company and as in effect on the Closing Date, including, all amendments and restatements of the same.

“Board of Directors” shall mean the group that manages the business and affairs of the Company as described in the bylaws of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Austin, Texas are authorized or required by law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute  thereto.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” has the meaning set forth in Section 1.01 of this Agreement.

“Company” means America West Resources, Inc., a Nevada corporation.

“GAAP” means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Material Adverse Change” means a material adverse change in the business, assets, operations, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary of the Company.

“Material Adverse Effect” means a material adverse effect upon the business, assets, operation, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary of the Company.

“Notes” mean those certain promissory notes of even date with this Agreement issued to the Investors by America West Services, Inc., a Subsidiary of the Company (“AWS”) in the aggregate original principal amount of $2,300,000.00 together with any additional promissory notes issued to Investors in accordance with that certain Loan Agreement of even date with this Agreement among Investors, DWS and the Company.

“Person” means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Subsidiary” means, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and all other documents, certificates or agreements entered into or delivered in connection with any of the foregoing.

“United States” and “U.S.” shall mean the United States of America.

11.02

Accounting Terms: Financial Statements.  All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice.  The term “sound accounting practice” shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

[remainder of page intentionally left blank]

Signature Page to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

AMERICA WEST RESOURCES, INC.

By: _________________________________

Name:

Dan R. Baker

Title:

Chief Executive Officer

[Counterpart Signature Pages Follow]

COMMON STOCK PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

DENLY UTAH COAL, LLC,

a Texas limited liability company

By: ________________________

Name:

D. Mark von Waaden

Title:

President

COMMON STOCK PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

JOHN THOMAS BRIDGE AND

OPPORTUNITY FUND, LP,

a Delaware limited partnership

By:

John Thomas Capital Management Group, LLC,

its general partner

By: ________________________________

Name:

George R. Jarkesy, Jr.

Title: _______________________________

COMMON STOCK PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

________________________________

THOMAS MURCH

COMMON STOCK PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

________________________________

JAMES J. MOORE

COMMON STOCK PURCHASE AGREEMENT

COUNTERPART SIGNATURE PAGE

______________________________

JOHN A. MEEKS

EXHIBITS

Exhibit A

Registration Rights Agreement

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of this 27th day of May, 2009 is made by and among America West Resources, Inc., a Nevada corporation, (the “Company”), Denly Utah Coal, LLC, a Texas limited liability company (“Denly”), John Thomas Bridge and Opportunity Fund, L.P., a Delaware limited partnership (“JTBOF”), Thomas Murch, an individual (“Murch”), James J. Moore, an individual (“Moore”) and John A. Meeks, an individual (“Meeks”) (Denly, JTBOF, Murch, Moore and Meeks, collectively referred to as the “Investors”).

WHEREAS, the Company and Investors have entered into a Common Stock Agreement, dated May 27, 2009 (the “ Purchase Agreement ”), in which the Investors have agreed to purchase from the Company an aggregate of 41,800,000 shares of the Company’s common stock (the “ Restricted Shares ”) ; and

WHEREAS , among other matters , the Company has undertaken to register the resale of the Restricted Shares and comply with certain other covenants with respect to the Restricted Shares pursuant to the terms set forth herein.

NOW, THEREFORE, the Company and the Investors hereby covenant and agree as follows:

1.

Definitions. All terms not defined herein shall have the following respective meanings:

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Holder” or “Holders” shall mean any person or persons to whom Restricted Shares were originally issued or qualifying transferees.

“ Restricted Shares ” shall mean the 41,800,000 shares of the Company’s Common Stock issued in connection with the Purchase Agreement together with any other shares of the Company’s Common Stock issued, from time to time, in accordance with the Purchase Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the applicable time.

“SEC” shall mean the U.S. Securities and Exchange SEC , or any other federal agency at the time administering the Securities Act.

2.

Registration Rights.

SECTION 2.1

Registration Rights Available. The Company agrees to provide Holder with respect to the Restricted Shares and any other securities issued or issuable at any time or from time to time in respect of the Restricted Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company (collectively, the “ Restricted Securities”) unlimited rights to “piggyback” on any public offering of Company securities subject to terms of this Agreement (the registration rights hereunder being “Registration Right”).

SECTION 2.2

Piggyback Registration. With respect to Holder’s right to piggyback on a public offering of the Company securities pursuant to Section 2.1, the parties agree as follows:

(a)

Pursuant to Section 2.1, the Company will (i) promptly give to Holder written notice of any registration relating to a public offering of the Company securities; and (ii) include in such registration (and related qualification under blue sky laws or other compliance), and in the underwriting involved therein, all the Securities specified in Holders’ written request or requests, mailed in accordance with Section 4.8 herein within 30 days after the date of such written notice from the Company.

(b)

The Holders’ right to registration pursuant to Section 2.1 shall be conditioned upon Holders’ participation in such offering, and the inclusion of the Restricted Securities in the underwriting shall be limited to the extent provided herein. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that market factors require a limitation of the aggregate number of shares to be underwritten, the managing underwriter may only limit the Restricted Securities that may be included in the registration and underwriting as follows: the number of Restricted Securities that may be included in the registration and underwriting by Holders shall be determined by multiplying the number of shares of all securities of the Company to be included in such registration and underwriting, times a fraction, the numerator of which is the number of Restricted Securities requested to be included in such registration and underwriting by Holders , and the denominator of which is the total number of securities of the Company to be included in such registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any such  person to the nearest 100 shares. If either Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date of any registration statement. Any Restricted Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

SECTION 2.3

Registration Procedure. With respect to the Registration Rights, whenever the Company is required under this Agreement to effect the registration of any Restricted Securities , the following provisions shall apply:

(a)

Holders shall be obligated to furnish to the Company and the underwriters (if any) such information regarding the Restricted Securities and the proposed manner of distribution of the Restricted Securities as the Company and the underwriters (if any) may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with the Company and the underwriters (if any) in connection with such registration, qualification or compliance.

(b)

The Company agrees that it will furnish to either Holder such number of prospectuses, offering circulars or other documents incident to any Registration Right , qualification or compliance referred to herein as provided or, if not otherwise provided, as either Holder from time to time may reasonably request.

( c)

The Company shall use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

(d)

In the event of any underwritten public offering, the Company will enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(e)

The Company will notify each Holder of Restricted Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f)

As applicable, the Company will cause all such Restricted Securities registered pursuant to this Agreement to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(g)

The Company will provide a transfer agent and registrar for all Restricted Securities registered pursuant hereunder and a CUSIP number for all such Restricted Securities, in each case not later than the effective date of such registration.

(h)

All expenses of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with  governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Restricted Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents , and Holders’ legal fees (not to exceed $10,000 ) will be paid by the Company.

(i )

The Company will promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

(j)

The Company will notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(k)

After any such registration statement hereunder has become effective, the Company will notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(l )

The registration rights of this Agreement, subject to the terms and conditions hereof, shall be available to any subsequent holder of the Restricted Securities. Each subsequent holder entitled to registration rights under this Agreement shall be bound by the terms and subject to the obligations of this Agreement as though it were an original signatory hereto.

3.

Indemnification ..

SECTION 3.1

Indemnification by the Company. In the event of any registration of the Restricted Securities of the Company under the Securities Act, the Company agrees to indemnity and hold harmless Holders and any other person who participates as an underwriter in the offering or sale of such securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys’ fees (collectively, “Claims”), to which Holders or underwriter may become subject under the Securities Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which either Holders’ Restricted Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Holder and each such underwriter for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by either Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of either Holder or any such underwriter and shall survive any transfer of the Restricted Securities by each Holder.

SECTION 3.2

Indemnification by Holders . The Company may require, as a condition to including the Restricted Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the requesting Holder (s) , to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1 ) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company, within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by the requesting Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Notwithstanding the foregoing, the maximum liability hereunder that any Holder shall be required to suffer shall be limited to the net proceeds to such Holder from the Restricted Securities sold by such Holder in the offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive any transfer of the Securities by each Holder.

SECTION 3.3

Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Article 3 , such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 3 , except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnifying party, unless in such indemnified party ’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

SECTION 3.4

Indemnification Payments. The indemnification required by this Article 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

4.

Additional Covenants ..

SECTION 4.1

Restrictive Legend ..  It is understood that the certificates evidencing the Restricted Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH OFFER FOR SALE OR SALE, COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 4.2

Rule 144 ..   With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best lawful efforts to:

(a)

Make and keep adequate current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Exchange Act;

( b)

File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements);

(c)

So long as either Holder owns any Restricted Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as either Holder may reasonably request in availing themselves of any rule or regulation of the SEC allowing Holder to sell any such securities without registration ; and

(d)

From time to time, upon the request of any Holder, cause counsel for Company to issue, at the expense of Company, an opinion to the transfer agent for the Company’s securities and the broker for Holder confirming that the applicable Restricted Shares may be sold without registration under the Securities Act pursuant to Rule 144 thereunder.

Further, in connection with any sale, transfer or other disposition by any Holder of any Restricted Shares pursuant to Rule 144, Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Restricted Shares to be sold and not bearing any legend, and enable certificates for such Restricted Shares to be for such number of shares as Seller may reasonably request at least two (2) business days prior to any sale of such Restricted Shares.

SECTION 4.3

Limitation on Subsequent Registration Rights ..  From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the Restricted Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to demand any registration of their securities, or (ii) otherwise grant any registration rights to such holder or prospective holder that are more favorable to such holder or prospective holder than the rights granted to the Holders hereunder, unless such agreement provides that the registration of the resale of the Restricted Securities under the Securities Act will be effected concurrently with such other registration and that the holders of the Restricted Securities will be subject to pro-rata reduction along with the other holders if required by the underwriter in the event of an underwritten offering.

5.

Miscellaneous ..

SECTION 5.1

Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holders and shall be effective only to the extent specifically set forth in such writing.

SECTION 5.2

Term of the Agreement. This Agreement shall terminate with respect to Holder on the earlier to occur of (i) all of the Restricted Securities having been registered as provided in Article One, or (ii) three (3) years after the date hereof.

SECTION 5.3

Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto are transferable and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, but only if so expressed in writing.

SECTION 5.4

Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

SECTION 5.5

Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to Holder on any breach or default of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default.

SECTION 5.6

Remedies Cumulative. All remedies under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alterative.

SECTION 5.7

Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless clearly denoted otherwise, any reference to Articles or Sections contained herein shall be to the Articles or Sections of this Agreement.

SECTION 5.8

Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, to the addresses set forth in the Loan Agreement, and shall be deemed to have been received on the day of personal delivery or within three business days after deposit in the mail, postage prepaid.

SECTION 5.9

Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Texas applicable to contracts made and to be performed in that state.

SECTION 5.10 Final Agreement. This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

SECTION 5.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

[Signature Page Follows]

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement to be effective as of the day and year first above written.

AMERICA WEST RESOURCES, INC.

By:

______________________________

Name:

______________________________

Title:

______________________________

[Counterpart Signature Pages Follow]

REGISTRATION RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

DENLY UTAH COAL, LLC,

a Texas limited liability company

By: ________________________________

D. Mark von Waaden, President

REGISTRATION RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

JOHN THOMAS BRIDGE AND

OPPORTUNITY FUND, LP,

a Delaware limited partnership

By:

John Thomas Capital Management Group, LLC,

its general partner

By: _________________________________

George R. Jarkesy, Jr., Its _________

REGISTRATION RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

___________________________________

THOMAS MURCH

REGISTRATION RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

__________________________________

JAMES J. MOORE

REGISTRATION RIGHTS AGREEMENT

COUNTERPART SIGNATURE PAGE

_________________________________

JOHN A. MEEKS